Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139661 of Spectra Energy Corp on Form S-8 of our report dated June 29, 2009, appearing in the Annual Report on Form 11-K of Spectra Energy Retirement Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Houston, Texas

June 29, 2009